Exhibit 99.1

Fox Factory Holding Corp. Announces Fourth Quarter and Full Year 2013 Preliminary Results and Provides Initial Fiscal Year 2014 Outlook

Company Reports Preliminary Net Sales and Earnings per Share at High-End of Prior Guidance

SCOTTS VALLEY, California, February 3, 2014 – Fox Factory Holding Corp. (NASDAQ:FOXF) (“FOX”) today announced preliminary results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter Preliminary Results

For the fiscal 2013 fourth quarter, the Company expects to report net sales of approximately $65 million, compared to $56.6 million in the fourth quarter of 2012. Fourth quarter 2013 net sales included approximately $3 million of sales that were originally scheduled to occur in early 2014.

For the fiscal 2013 fourth quarter, the Company expects to report earnings per diluted share in the range of $0.11 to $0.13, based on approximately 38 million weighted average diluted shares outstanding. For comparison purposes, for the fiscal 2012 fourth quarter, the Company reported earnings of $0.05 per diluted share, based on 34.0 million weighted average diluted shares outstanding. For the fiscal 2013 fourth quarter, the Company expects to report non-GAAP adjusted earnings per diluted share in the range of $0.14 to $0.16. For comparison purposes, for the fourth quarter fiscal year 2012, the company reported non-GAAP adjusted earnings per diluted share of $0.08.

Fiscal Year 2013 Preliminary Results

For the fiscal 2013 full year, the Company expects to report net sales of approximately $272 million as compared to net sales of $235.9 million in fiscal 2012.

For the fiscal 2013 full year, the Company expects to report earnings per diluted share in the range of $0.66 to $0.68, based on approximately 36 million weighted average diluted shares outstanding. For comparison purposes, the Company reported earnings of $0.44 per diluted share, based on 32.5 million weighted average diluted shares outstanding in fiscal 2012. The Company expects to report non-GAAP adjusted earnings per diluted share in the range of $0.80 to $0.82 for fiscal 2013. For comparison purposes, for fiscal year 2012, the company reported non-GAAP adjusted earnings per diluted share of $0.55.

“We are pleased to report strong fourth quarter and full year 2013 preliminary sales and earnings results in our first year as a public company,” stated Larry L. Enterline, FOX’s Chief Executive Officer. “Our operations team continued its focused execution of our long-term strategy which enabled us to generate approximately 280 basis point improvement in gross margin compared to 2012. As we begin fiscal year 2014, we believe we are well positioned to deliver another year of solid top and bottom line growth.”

Preliminary 2014 Outlook

For the fiscal 2014 first quarter, the Company expects net sales in the range of $53 million to $57 million and earnings per diluted share in the range of $0.07 to $0.10, as a result of the aforementioned sales benefit in the fourth quarter of 2013. Excluding the net after tax effect of amortization of intangibles of approximately $0.9 million, the Company expects non-GAAP adjusted earnings per diluted share in the range of $0.09 to $0.12 for the fiscal 2014 first quarter.

For fiscal year 2014, the Company expects net sales in the range of $275 million to $295 million and earnings per diluted share in the range of $0.70 to $0.80 based on 38 to 39 million weighted average diluted shares outstanding. Included in these amounts are approximately $3.7 million to $4.3 million of stock based compensation expenses. Excluding the net after tax effect from the amortization of intangibles of approximately $3.6 million, the Company expects non-GAAP adjusted earnings per diluted share in the range of $0.79 to $0.89 for the fiscal year 2014.

Fox Factory plans to report its full operating results for the fourth quarter and full year 2013 in the second week of March 2014. The Company does not plan to provide preliminary financial information in the future other than in unique circumstances, or in the event of a material event that requires disclosure.

About Fox Factory Holding Corp. (NASDAQ:FOXF)

Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance suspension products primarily for mountain bikes, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.

FOX is a registered trademark of Fox Factory Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX has included in this press release “Non-GAAP Adjusted earnings per diluted share”, which is a non-GAAP financial measure. FOX defines Non-GAAP Adjusted earnings per diluted share as Non-GAAP Adjusted net income divided by the number of diluted shares of common stock outstanding and Non-GAAP Adjusted net income as net income adjusted for amortization of purchased intangibles, net of tax, and the management fee which was previously payable to an affiliate of its majority stockholder, net of tax, and the write-off of unamortized loan origination fees in connection with the August 2013 termination of the Company’s prior credit facility, net of tax.

FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain expenses in calculating Non-GAAP Adjusted net income (and accordingly Non-GAAP Adjusted earnings per diluted share) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies and other companies may calculate Non-GAAP Adjusted net income, and Non-GAAP Adjusted earnings per diluted share differently than FOX does.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products, the Company’s execution on its strategy to improve operating efficiencies, the Company’s optimism about its future growth prospects, Company’s belief that its acquisition of Toxoholics GmbH provides FOX with a proven understanding of the European market for FOX products and offers it an accelerated path for improving customer service and customer relations in Europe as well as opportunities for future expansion of FOX’s European operations and infrastructure; the Company’s expected future sales and future earnings per share, and any other statements in this press release that are not of an historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margins, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company could experience a disruption in its planned transition of the majority of the Company’s mountain bike manufacturing operations to Taiwan or unexpected difficulties in connection with such transition; the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes, the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 and filed with the SEC on November 6, 2013 and in any subsequently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Katie Turner

ICR

646-277-1228

Katie.turner@icrinc.com